UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 359-4666

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01          Entry into a Material Definitive Agreement.

On April 25, 2022, but effective on May 1, 2022, CLS Holdings USA, Inc. (the “Company”), entered into a Second Amendment to Employment Agreement with its Chairman and Chief Executive Officer, Jeffrey Binder, to extend the term of Mr. Binder’s employment agreement to expire on April 30, 2024. All other terms of Mr. Binder’s employment agreement remain in full force and effect.

Also on April 25, 2022, but effective on May 1, 2022, the Company entered into a Second Amendment to Employment Agreement with Andrew Glashow, its President and Chief Operating Officer, to extend the term of Mr. Glashow’s employment for two years commencing on May 1, 2022 and ending on April 30, 2024. Mr. Glashow’s base salary will increase to $250,000 effective on May 1, 2022 and he will receive a signing bonus in the amount of $50,000. All other terms of Mr. Glashow’s employment agreement remain in full force and effect.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated April 25, 2022 but effective May 1, 2022, by and between CLS Holdings USA, Inc. and Jeffrey I. Binder
10.2	Second Amendment to Employment Agreement, dated April 25, 2022 but effective May 1, 2022, by and between CLS Holdings USA, Inc. and Andrew Glashow dated April 25, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: April 28, 2022	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer